                         MAINSTAY VP SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

       MainStay VP Series Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in Baltimore City, Maryland (formerly New York Life MFA Series Fund, Inc. and hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

       FIRST:     The total number of shares of capital stock which the
Corporation shall have the authority to issue is increased to five billion (5,000,000,000) shares of par value of one cent ($0.01) per share and of aggregate par value of fifty million dollars ($50,000,000).

       SECOND:    Pursuant to the authority granted to the Board of Directors in
Sections (1) and (2) of Article Fifth of the Corporation's Article of Incorporation, as amended, there are hereby established and designated four additional classes (or "series") of common stock as follows: one hundred million (100,000,000) shares are hereby classified as MainStay VP American Century Income & Growth Portfolio; one hundred million (100,000,000) shares are hereby classified as MainStay VP Dreyfus Large Company Value Portfolio; one hundred million (100,000,000) shares are hereby classified as MainStay VP Eagle Asset Management Growth Equity Portfolio; and one hundred million (100,000,000) shares are hereby classified as MainStay VP Lord Abbett Developing Growth Portfolio.

       THIRD:     The preferences, rights, voting powers, restrictions,
limitations as to dividends, qualifications and terms and conditions of redemptions of the shares of common stock of each of the MainStay VP American Century Income & Growth Portfolio, MainStay VP Dreyfus Large Company Value Portfolio, MainStay VP Eagle Asset Management Growth Equity Portfolio and Mainstay VP Lord Abbett Developing Growth Portfolio as set forth in Articles Fifth and Sixth of the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation, as amended, relating to the shares of the Corporation generally.

FOURTH:    Immediately prior to the effectiveness of these Articles
Supplementary, the number of authorized shares indicated in Article Fifth of the Corporation's Articles of Incorporation, as amended, was two billion (2,000,000,000).* Immediately prior to the effectiveness of these Articles Supplementary the MainStay VP Cash Management Portfolio was allocated 600,000,000 shares of common stock; MainStay VP Bond Portfolio; MainStay VP Convertible Portfolio; MainStay VP Growth Equity Portfolio; MainStay High Yield Corporate Bond Porfolio; MainStay VP International Equity Portfolio, and MainStay VP Value Portfolio were each allocated 100,000,000 shares of common stock; and MainStay VP Capital Appreciation Portfolio; MainStay VP Government Portfolio; MainStay VP Indexed Equity Portfolio; and MainStay VP Total Return Portfolio were each allocated 50,000,000 shares of common stock. The Board of Directors' power to classify and reclassify any unissued shares is not changed by these Articles Supplementary.

       FIFTH:     The foregoing amendment to the Corporation's Articles of
Incorporation was approved pursuant to Article V, Section 2, by the entire Board of Directors of the Corporation at a meeting on February 10, 1998.

       IN WITNESS WHEREOF, MainStay VP Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on April 29, 1998.


ATTEST:                              MAINSTAY VP SERIES FUND, INC

BY: /s/ SARA L. BADLER               BY:  /s/ RICHARD M. KERNAN, JR.
   -----------------------------          -------------------------------
        Sara L. Badler                        Richard M. Kernan, Jr.
        Secretary                             Chairman

       THE UNDERSIGNED, Chairman of MainStay VP Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part,

                                      -2-

The shares had a par value of one cent ($0.01) per share and an aggregate par value of twenty million dollars ($20,000,000).

hereby acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.



                              By: /s/ RICHARD M. KERNAN, JR.
                                  --------------------------------
                                  Richard M. Kernan, Jr.
                                  Chairman

                         MAINSTAY VP SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

        MainStay VP Series Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in Baltimore City, Maryland (formerly New York Life MFA Series Fund, Inc. and hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

        FIRST: Pursuant to the authority granted to the Board of Directors in Sections (1) and (2) of Article Fifth of the Corporation's Article of Incorporation, as amended, the amount of shares classified as MainStay VP Cash Management shares is increased from two hundred million (200,000,000) to six hundred million (600,000,000).

        SECOND: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of the shares of common stock of the MainStay VP Cash Management Portfolio is as set forth in Articles Fifth and Sixth of the Corporations's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation, as amended, relating to the shares of the Corporation generally.

        THIRD: Immediately prior to the effectiveness of these Articles Supplementary, the number of authorized shares indicated in Article Fifth of the Corporation's Articles of Incorporation, as amended, was two billion (2,000,000,000). Immediately prior to the effectiveness of these Articles Supplementary the MainStay VP Cash Management Portfolio was allocated 200,000,000 shares of common stock; MainStay VP Bond Portfolio; MainStay VP Convertible Portfolio; MainStay VP Growth Equity Portfolio; Mainstay VP High Yield Corporate Bond Portfolio; MainStay VP International Equity Portfolio; and MainStay VP Value Portfolio were each allocated 100,000,000 shares of common stock; and MainStay VP Capital Appreciation Portfolio; MainStay VP Government Portfolio; MainStay VP Indexed Equity Portfolio; and MainStay VP Total Return Portfolio were each allocated 50,000,000 shares of common stock. The

Board of Directors' power to classify and reclassify any unissued shares is not changed by these Articles Supplementary.

        FOURTH: The foregoing amendment to the Corporation's Articles of Incorporation was approved pursuant to Article V, Section 2, by the entire Board of Directors of the Corporation at a meeting on May 13, 1997.

        IN WITNESS WHEREOF, MainStay VP Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on May 19, 1997.

ATTEST:                            MAINSTAY VP SERIES FUND, INC

BY: /s/ A. Thomas Smith            BY: /s/ Anne F. Pollack
   ----------------------             ----------------------
   A. Thomas Smith                    Anne F. Pollack
   Secretary                          President


        THE UNDERSIGNED, President of MainStay VP Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of her knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

                                   BY: /s/ Anne F. Pollack
                                      ----------------------
                                     Anne F. Pollack
                                     President

                      NEW YORK LIFE MFA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

        New York Life MFA Series Fund, Inc., a Maryland Corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal place of business in Baltimore, Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Pursuant to the authority granted to the Board of Directors in Sections (1) and (2) of Article Fifth of the Corporation's Articles of Incorporation, as amended, there is hereby established and designated one additional class (or "series") of common stock, as follows: one hundred million (100,000,000) shares of the Corporation are hereby classified as Convertible Portfolio shares.

        SECOND: The total number of shares of capital stock which the Corporation has the authority to issue remains two billion (2,000,000,000) shares of par value of one cent ($.01) per share and of the aggregate par value of twenty million dollars ($20,000,000).

        THIRD: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions of the shares of common stock of the Convertible Portfolio is as set forth in Articles Fifth and Sixth of the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation, as amended, relating to shares of the Corporation generally.

        FOURTH: Immediately prior to the effectiveness of these Articles Supplementary, the number of authorized shares indicated in Article Fifth of the Corporation's Articles of Incorporation, as amended, was two billion (2,000,000,000) shares of par value of one cent ($0.01) per share and of the aggregate par value of twenty million dollars ($20,000,000). Immediately prior to the effectiveness of these Articles Supplementary, the Cash Management Portfolio was allocated 200,000,000 shares of common stock; the Growth Equity Portfolio, the Bond Portfolio, the High Yield Corporate Bond Portfolio, the International Equity Portfolio, the Money Market and the Value Portfolio were each allocated 100,000,000 shares of common stock; and the Capital Appreciation Portfolio, the Indexed Equity Portfolio, the Total Return Portfolio and the Government Portfolio were each allocated 50,000,000 shares of common stock. The Board of Directors' power to classify and reclassify any unissued shares is not changed by these Articles Supplementary.

        FIFTH: Immediately prior to the effectiveness of these Articles Supplementary, the Money Market Portfolio was allocated 100,000,000 shares of common stock and the Board of Directors, on behalf of the Corporation, wish to correct these Articles to correctly reflect that the Money Market Portfolio was merged into the Cash Management

Portfolio, and the combined Portfolio was allocated 200,000,000 shares of common stock.

        SIXTH: The foregoing amendments to the Corporation's Articles of Incorporation was approved pursuant to Article V, Section 2, by the entire Board of Directors of the Corporation at a meeting held on August 22, 1996.

        IN WITNESS WHEREOF, NEW YORK LIFE MFA SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this 28 day of August, 1996.

ATTEST                             NEW YORK LIFE MFA SERIES
                                   FUND INC.

By: /s/ A. Thomas Smith            By: /s/ Anne F. Pollack
   ----------------------             ----------------------
                Secretary                          President


        THE UNDERSIGNED, President of New York Life MFA Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of her knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

                                   BY: /s/ Anne F. Pollack
                                      ----------------------
                                                   President

                      NEW YORK LIFE MFA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY


     New York Life MFA Series Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

          FIRST:   The Corporation is registered as an open-end investment
      company under the Investment Company Act of 1940.

          SECOND:   The Corporation currently has eight classes of shares
      designated as the:   Common Stock Portfolio; Bond Portfolio; Money Market
      Portfolio; Capital Appreciation Portfolio; Indexed Equity Portfolio; Total Return Portfolio; Government Portfolio; and Cash Management Portfolio.

          THIRD:   The Corporation is herewith changing the name of the Common
      Stock Portfolio to Growth Equity Portfolio.

          FOURTH:   The change of the name of the Corporation's class was
      approved pursuant to Article V, Section 2, by a vote of a majority of the corporation's Board of Directors at a meeting on March 16, 1994.

     IN WITNESS WHEREOF, New York Life MFA Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on March 28, 1994.


ATTEST:                            NEW YORK LIFE MFA SERIES FUND, INC


BY: /s/ SHELDON WINICOUR                BY: /s/ ANNE F. POLLACK
   ------------------------                ------------------------------
   Sheldon Winicour                        Anne F. Pollack
   Assistant Secretary                     President



     THE UNDERSIGNED, President of New York Life MFA Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of her knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


                                   BY:  /s/ ANNE F. POLLACK
                                        -----------------------------
                                        Anne F. Pollack
                                        President

                             ARTICLES SUPPLEMENTARY
                                       OF                    1-27-93 at 900am
                      NEW YORK LIFE MFA SERIES FUND, INC.



     WHEREAS, Article 5 of  NEW YORK LIFE MFA SERIES FUND, INC.
("Corporation") Articles of Incorporation, as amended authorizes the Corporation to issue 1,000,000,000 shares of Common Stock at a par value of ONE CENT ($0.01) per share and an aggregate par value of $10,000,000.00;


     WHEREAS, said Article 5 of the Corporation's Articles of Incorporation, as amended, states that the shares of the Corporation's Common Stock shall be divided into classes to be known as portfolios;


     WHEREAS, said Article 5 of the Corporation's Articles of Incorporation, as amended, authorizes the Board of Directors of the Corporation to establish the portfolios and to define the preferences, rights, voting power, restrictions or qualifications and the investment policies and objectives for any such portfolio; and



     WHEREAS, said Article 5 also authorizes the Board of Directors to classify or reclassify any, unissued shares between such portfolios.


     NOW, THEREFORE, the Corporation having its principal office in Maryland, hereby certifies to the Maryland Department of Assessments and Taxation that:



     FIRST: Pursuant to the Authority granted the Board of Directors in Article 5 of Articles of Incorporation, as amended, 700,000,000 shares of the Corporation's authorized Common Stock, with a par value of one cent ($.01), have been classified by the Board of Directors into the portfolios listed below in the amounts indicated:



    Common Stock Portfolio             100,000,000 Shares

    Bond Portfolio                     100,000,000 Shares

    Money Market Portfolio             100,000,000 Shares

    Capital Appreciation Portfolio      50,000,000 Shares

    Indexed Equity Portfolio            50,000,000 Shares

    Total Return Portfolio              50,000,000 Shares

    Government Portfolio                50,000,000 Shares

    Cash Management Portfolio          200,000,000 Shares

     SECOND: The preferences, rights, voting powers, restrictions and qualifications of the shares of the above-referenced portfolios are as follows:




          (a)  All such shares of Common Stock shall be freely transferable.



          (b) Dividends or distributions on shares of any portfolio, whether payable in shares or cash, shall be paid only out of earnings, surplus or other assets belonging to such portfolio.



          (c) Where a vote of the holders of the shares of any particular portfolio, or of more than one portfolio, is required as to any matter by the 1940 Act or Maryland law, only the holders of shares of such portfolio or portfolios, voting by portfolio, shall be entitled to vote upon such proposal.



          (d) In all other respects, the rights, preferences, voting power, restrictions and qualifications of the above-referenced Common Stock are set forth in Article 5 and 6 of the Corporation's Articles of Incorporation.



     THIRD:    The classification of the Corporation's authorized shares as set forth in these Articles Supplementary has effected no change in the authorized capital of the Corporation.



     IN WITNESS WHEREOF, NEW YORK LIFE MFA SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by a majority of its Directors and its corporate seal to be hereunto affixed and attested by its Secretary this 12th day of January, 1993.



ATTEST                        NEW YORK LIFE MFA SERIES FUND, INC.

[SIG]                         By: /s/ RICHARD M KERMAN JR.
----------------                  -------------------------------
       Secretary                                       Chairman

                                             [SIG]
                                   ------------------------------


                                             [SIG]
                                   ------------------------------


                                             [SIG]
                                   ------------------------------


                                             [SIG]
                                   ------------------------------

THE UNDERSIGNED, Chairman of NEW YORK LIFE MFA Series Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certification is made a part, hereby acknowledges, in the name and on behalf of the said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalties of perjury.

                                        RICHARD M KERMAN JR.
                                        --------------------
                                                  Chairman